Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
The Board of Directors
LSB Corporation:
We consent to the incorporation by reference in LSB Corporation’s Registration Statement on Form S-8 (No. 333-134720) of our report dated March 17, 2009 relating to our audit of the consolidated financial statements of LSB Corporation, which appears in this Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 27, 2009